CERTIFICATION OF CFO PER SECTION 906
EX-32.2

CERTIFICATE PURSUANT TO

18 U.S.C.
SEC
TION 1350,

AS ADOPTED PURSUANT TO

SEC
TION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Current Report of Crystal International, Travel Group, Inc. (the "Company") on Form 10-QSB as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Peter Gallic, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Peter Gallic
-------------------------------------- Chief Financial Officer
June 21, 2006